UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 24, 2016

ELECTRONIC ARTS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175

(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 24, 2016, Electronic Arts Inc. (“EA”) entered into an indenture (the “Base Indenture”), between EA and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture to the Base Indenture, dated February 24, 2016 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between EA and the Trustee relating to the issuance by EA of $600,000,000 aggregate principal amount of 3.700% Senior Notes due 2021 (the “2021 notes”) and $400,000,000 aggregate principal amount of 4.800% Senior Notes due 2026 (the “2026 notes” and, together with the 2021 notes, the “senior notes”). The senior notes were issued and sold in a registered offering pursuant to EA’s effective registration statement on Form S-3 (Registration Statement No. 333-199995) previously filed with the Securities and Exchange Commission (the “SEC”), a related preliminary prospectus supplement, dated February 17, 2016, filed with the SEC on February 17, 2016 and a related final prospectus supplement, dated February 17, 2016, filed with the SEC on February 18, 2016 (the “Registration Statement”). A copy of the opinion of Shearman & Sterling LLP relating to the legality of the senior notes is filed as Exhibit 5.1 to this Report.

The senior notes are EA’s general unsecured senior obligations and rank equally with EA’s other senior unsecured obligations.

The 2021 notes bear interest at a rate of 3.700% per annum, and the 2026 notes bear interest at a rate of 4.800% per annum. EA will pay interest on the senior notes semi-annually in arrears on each March 1 and September 1, beginning on September 1, 2016.

The 2021 notes will mature on March 1, 2021 and the 2026 notes will mature on March 1, 2026. Prior to February 1, 2021, in the case of the 2021 notes, the date that is one month prior to the maturity date of the 2021 notes and prior to December 1, 2025, in the case of the 2026 notes, the date that is three months prior to the maturity date of the 2026 notes (each such date, a “Par Call Date”), at its option, EA may redeem some or all of the senior notes of either series at a redemption price equal to the greater of (i) 100% of their principal amount and (ii) a price based on a make-whole premium, plus, in the case of each of (i) and (ii), accrued and unpaid interest to, but excluding, the redemption date. At its option, EA may also redeem some or all of the senior notes of either series on or after the respective Par Call Date for such series at 100% of the principal amount of the senior notes of such series, plus accrued and unpaid interest to, but excluding, the redemption date.

Upon the occurrence of a Change of Control Repurchase Event, as defined in the Indenture, holders may require EA to repurchase some or all of their senior notes for cash at a price equal to 101% of the aggregate principal amount of the senior notes being repurchased, plus accrued and unpaid interest, if any.

The Indenture contains covenants limiting EA’s ability and the ability of its restricted subsidiaries (as defined in the Indenture) to create certain liens, enter into certain sale and leaseback transactions and consolidate or merge with, or convey, transfer or lease all or substantially all of EA’s assets to, another person, in each case subject to certain qualifications and exceptions.

The Indenture contains customary events of default with respect to the senior notes, including failure to make required payments, failure to comply with certain agreements or covenants, and certain events of bankruptcy, insolvency and reorganization. Events of default under the Indenture arising from certain events of bankruptcy, insolvency or reorganization related to EA will automatically cause the acceleration of the amounts due under the senior notes. If any other event of default under the Indenture occurs and is continuing with respect to a series of senior notes, the Trustee or the holders of at least 25% in aggregate principal amount of the senior notes of such series may declare the acceleration of the amounts due under the senior notes of such series.

The foregoing description of the senior notes is qualified in its entirety by reference to the full text of the Base Indenture, which is filed as Exhibit 4.1 hereto, the First Supplemental Indenture, which is filed as Exhibit 4.2 hereto, the form of 2021 note, which is filed as Exhibit 4.3 hereto, and the form of 2026 note, which is filed as Exhibit 4.4 hereto, each of which is incorporated herein by reference. EA incorporates by reference the exhibits filed with this Current Report into the Registration Statement pursuant to which the senior notes were registered.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of February 24, 2016, between Electronic Arts Inc. and U.S. Bank National Association, as Trustee

4.2	First Supplemental Indenture, dated as of February 24, 2016, between Electronic Arts Inc. and U.S. Bank National Association, as Trustee

4.3	Form of 2021 note (included in Exhibit 4.2)

4.4	Form of 2026 note (included in Exhibit 4.2)

5.1	Opinion of Shearman & Sterling LLP

23.1	Consent of Shearman & Sterling LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated: February 24, 2016	By:	/s/ Jacob J. Schatz
Jacob J. Schatz Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Indenture, dated as of February 24, 2016, between Electronic Arts Inc. and U.S. Bank National Association, as Trustee

4.2	First Supplemental Indenture, dated as of February 24, 2016, between Electronic Arts Inc. and U.S. Bank National Association, as Trustee

4.3	Form of 2021 note (included in Exhibit 4.2)

4.4	Form of 2026 note (included in Exhibit 4.2)

5.1	Opinion of Shearman & Sterling LLP

23.1	Consent of Shearman & Sterling LLP (included in Exhibit 5.1)